UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/04/2010

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 4, 2010, KLA Tencor Corporation (the "Company") issued a press release announcing that the Company's Board of Directors had declared a cash dividend of $0.15 per share on the Company's Common Stock. Such dividend shall be payable on March 1, 2010 to the Company's stockholders of record as of the close of business on February 16, 2010.

In the press release, the Company further announced that it is resuming its stock repurchase program, under which 9.8 million shares are available for repurchase pursuant to a previous authorization by the Company's Board of Directors. Under the Board's authorization, repurchases may be made both in open market transactions and through private transactions. The timing and actual number of shares repurchased will depend on a variety of factors, including market conditions and applicable legal requirements.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.                        Description

        99.1        Text of press release issued by KLA-Tencor Corporation dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: February 04, 2010	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Text of press release issued by KLA-Tencor Corporation dated February 4, 2010